UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2011 (May 19, 2011)

Pain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7801 N. Capital of Texas Highway, Suite 260, Austin, TX 78731

(Address of principal executive offices, including zip code)

(512) 501-2444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders of Pain Therapeutics, Inc. was held on May 19, 2011. Of the 43,771,173 shares of our common stock entitled to vote at the meeting, 40,340,250 shares, representing approximately 92.2% of the total votes eligible to be cast, were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

Proposal 1 – To elect Robert Z. Gussin as Class II Director to serve for a three-year term and until his successor is duly elected and qualified:

Director	For	Withheld	Broker Non-Vote
Robert Z. Gussin, Ph.D.	30,391,912	820,242	9,128,096

Proposal 2 – To ratify the selection of Ernst &Young LLP as independent registered public accounting firm for the Company for the Fiscal Year Ending December 31, 2011:

For	Against	Abstain	Broker Non-Vote
40,222,936	95,968	21,346	0

Proposal 3– To approve by a non-binding vote, the 2010 compensation for the Company’s executive officers:

For	Against	Abstain	Broker Non-Vote
27,957,611	2,227,169	1,027,374	9,128,096

Proposal 4– To recommend, by a non-binding vote, how frequently advisory votes on executive compensation will occur:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
17,213,769	3,936,983	8,855,557	1,205,845	9,128,096

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAIN THERAPEUTICS, INC.
a Delaware corporation
Date: May 24, 2011

	By:	/s/ Peter S. Roddy
Peter S. Roddy
Vice President and Chief Financial Officer